Exhibit 99.1

DeVry Inc. Announces Second-Quarter 2012 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--January 26, 2012--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2012 second-quarter ended Dec. 31, 2011. These results contain two discrete items: non-cash goodwill and intangible asset impairment charges of $55.8 million after-tax, or $0.82 per share, for Carrington Colleges Group and a $2.2 million after-tax gain, or $0.03 per share, related to the sale of Becker’s Stalla CFA review operations.

Significant accomplishments include:

  Appointed Tim Wiggins as chief financial officer and treasurer
  Named an official education partner of the U.S. Olympic Committee
  Received approval from the Illinois Board of Higher Education (IBHE) for a Master of Science in Nursing Healthcare Policy specialty track at Chamberlain College of Nursing

Three Months Ended Dec. 31, 2011:

  Revenues decreased 5.0 percent to $524 million
  Reported net income declined to $9 million from $89 million last year, and net income excluding discrete items was $62 million, down 30 percent
  Reported diluted earnings per share declined to $0.13 from $1.25 per share last year, and earnings per share excluding discrete items was $0.92 per share, down 26 percent

Six Months Ended Dec. 31, 2011:

  Revenues declined 2.8 percent to $1,043 million
  Reported net income declined to $66 million from $162 million last year, and net income excluding discrete items was $120 million, down 26 percent
  Reported diluted earnings per share declined to $0.97 from $2.28 per share last year, and earnings per share excluding discrete items was $1.74 per share, down 24 percent

“We are disappointed with these results,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We are focused on improving our performance by implementing initiatives that will drive revenue growth, while controlling costs. Our performance improvement plan is aimed at increasing new student enrollments, and generating operating efficiencies to reduce expenses, while balancing the necessary investments in academic quality and student services for longer-term growth.”

DeVry’s performance improvement plan focuses on five key initiatives:

1. Managing costs by matching resources to meet students’ needs

2. Improving the student recruiting process

3. Enhancing awareness to drive student interest in DeVry’s career-oriented educational programs

4. Launching new programs and new locations; providing access to students wanting a career in high-growth industries

5. Strengthening DeVry’s team through critical hires and ongoing training to best serve students

Organizational Highlights

During the quarter, DeVry Inc. was named an official education partner to the U.S. Olympic Committee. DeVry University and its Keller Graduate School of Management are providing higher education opportunities at undergraduate and graduate levels, including scholarships and a dedicated DeVry staff, for U.S. Olympic and Paralympic athletes and hopefuls through 2016.

Business, Technology and Management Segment

DeVry University

As reported in December, DeVry University’s total undergraduate enrollment fell 12.8 percent in the fall and new undergraduate enrollment decreased 24.6 percent . At Keller Graduate School of Management, the number of coursetakers in November 2011 increased 0.3 percent.

Enrollment results were impacted by the change management associated with new regulations and persistent unemployment, which continued to affect consumer confidence.

Medical and Healthcare Segment

DeVry Medical International

Ross University’s Schools of Medicine and Veterinary Medicine continue the expansion of their facilities and making investments in academic quality, such as simulation and other advanced student teaching techniques. The integration of American University of the Caribbean School of Medicine is progressing on track.

Chamberlain College of Nursing

Chamberlain continues to move forward on its geographic expansion strategy to meet the strong demand for nursing professionals. As previously reported, Chamberlain total student enrollment in the period increased more than 26 percent, while new student enrollment in the fall decreased 1.6 percent. During calendar 2012, Chamberlain plans to open new locations in Indianapolis, Atlanta and Cleveland, pending all necessary approvals.

Carrington Colleges Group

As reported in December, Carrington total student enrollment declined 28.4 percent and new students declined 33.0 percent for the fall period. The prolonged economic downturn, compounded by transitional issues from the Carrington name change and recent regulatory adjustments, have caused significant declines in new and total student enrollment in the first half of fiscal 2012, resulting in a lower estimated fair value for the institution. This lower valuation drove the non-cash goodwill and intangible asset impairment charges totaling $55.8 million after-tax noted earlier.

Carrington continues to execute on its turnaround plan focusing on improving its efforts to attract new students and increase brand awareness. Carrington opened a new location in the Dallas metro area and continues to focus on expanding its program offerings both onsite and online.

International, K-12, and Professional Education Segment

Becker Professional Education

During the quarter, Becker completed the sale of the Stalla CFA business. It also released its enhanced 2012 version of its CPA exam review product. Its recently acquired ATC International operation was granted Gold Approved Learning Partner – content (ALP-c) status by the Association of Certified Chartered Accountants (ACCA) for its 2012 ACCA study materials.

DeVry Brasil

DeVry Brasil continues to focus on the expansion of its locations and programs with the construction of a new Ruy Barbosa campus building in Salvador; a new campus in Sao Luis; and other campus renovations and investments in academic quality. DeVry Brasil recently applied and is awaiting approval to offer online degree programs in areas such as engineering, business administration and information technology.

Balance Sheet/Cash Flow

For the first half of fiscal 2012, DeVry generated $219 million of operating cash flow, with its operating performance augmented by strong working capital management. As of Dec. 31, 2011, cash, marketable securities and investment balances totaled $288 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, DeVry completed its sixth share repurchase program and commenced its seventh program, repurchasing approximately 1.25 million shares of its common stock at a cost of approximately $47.6 million, or $37.95 per share.

Conclusion

“While we have challenges at DeVry University and Carrington, our diversification strategy is helping mitigate the impact as other institutions such as Ross, AUC, Chamberlain, Becker and DeVry Brasil continue to perform well,” said Hamburger. “As we go forward, we will focus on controlling the things we can control and manage our institutions efficiently. But one thing we will not do is sacrifice academic quality.”

Conference Call and Webcast Information

DeVry will host a conference call on Jan. 26, 2012, at 3:30 p.m. Central Standard Time (4:30 p.m. Eastern Standard Time) to discuss its fiscal 2012 second-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, Pat Unzicker, vice president and controller, and Rick Gunst, retiring chief financial officer. Tim Wiggins, recently appointed senior vice president and chief financial officer, will also participate on the call.

For those wishing to participate by telephone, dial 866-510-0707 (domestic) or 617-597-5376 (international). Use passcode 53574143 or say “DeVry Call”. DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's website, or http://www.media-server.com/m/p/7qxv5u8r.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Feb. 9, 11:59 p.m. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 59483739. To access the webcast replay, please visit the company's website, or click on the following link: http://www.media-server.com/m/p/7qxv5u8r.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2011 and filed with the Securities and Exchange Commission on August 26, 2011.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2012	FY 2011	Change
Revenues	$524,049	$551,463	-5.0%
Net Income	$8,865	$88,706	-90.0%
Earnings per Share (diluted)	$0.13	$1.25	-89.6%
Number of common shares (diluted)	68,076	70,823	-3.9%

	Six Months
	FY 2012	FY 2011	Change
Revenues	$1,043,087	$1,072,891	-2.8%
Net Income	$66,349	$162,307	-59.1%
Earnings per Share (diluted)	$0.97	$2.28	-57.5%
Number of common shares (diluted)	68,742	71,203	-3.5%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the second quarter of fiscal year 2012, DeVry recorded impairment charges related to its Carrington Colleges reporting unit. Also, DeVry recorded a gain from the sale of Becker’s Stalla CFA review operations. The following table illustrates the effects of the impairment charges and gain on sale of assets on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these discrete items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over period comparisons of such operations given the discrete nature of the impairment charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting processes. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

	For The Three Months		For The Six Months
	Ended December 31:		Ended December 31:
	2011	2010	2011	2010
Net Income	$8,865	$88,706	$66,349	$162,307

Earnings per Share (diluted)	$0.13	$1.25	$0.97	$2.28

Impairment Charges (net of tax)	$55,751	--	$55,751	--

Effect on Earnings per Share (diluted)	$0.82	--	$0.81	--

Gain on Sale of Assets (net of tax)	$(2,216)	--	$(2,216)	--

Effect on Earnings per Share (diluted)	$(0.03)	--	$(0.03)	--

Net Income Excluding the Impairment
Charges and Gain on Sale of Assets	$62,400	$88,706	$119,884	$162,307

Earnings per Share Excluding the
Impairment Charges and Gain on Sale of
Assets (diluted)	$0.92	$1.25	$1.74	$2.28

Chart 1: Remaining DeVry Inc. Calendar 2012 Announcements & Events

Apr. 24, 2012	Fiscal 2012 Third Quarter Results and Enrollment

DeVry University Chamberlain College of Nursing DeVry Medical International Carrington Colleges Group DeVry Brasil

Aug. 9, 2012	Fiscal 2012 Year-End Results and Enrollment

DeVry University Chamberlain College of Nursing DeVry Medical International Carrington Colleges Group

Oct. 25, 2012	Fiscal 2013 First Quarter Results and Enrollment

DeVry University (graduate only) DeVry Medical International DeVry Brasil

Dec. 6, 2012	Enrollment Results

DeVry University Chamberlain College of Nursing Carrington Colleges Group

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2011	2011	2010

ASSETS

Current Assets

Cash and Cash Equivalents	$285,749	$447,145	$459,282
Marketable Securities and Investments	2,499	2,575	2,464
Restricted Cash	30,799	2,308	9,108
Accounts Receivable, Net	145,488	114,689	152,834
Deferred Income Taxes, Net	21,760	24,457	24,547
Prepaid Expenses and Other	42,485	33,476	27,517

Total Current Assets	528,780	624,650	675,752

Land, Buildings and Equipment

Land	61,360	54,404	54,197
Buildings	366,102	314,274	297,519
Equipment	444,851	402,179	356,046
Construction In Progress	47,926	63,310	61,550

	920,239	834,167	769,312

Accumulated Depreciation and Amortization	(395,331)	(365,923)	(354,353)

Land, Buildings and Equipment, Net	524,908	468,244	414,959

Other Assets

Intangible Assets, Net	276,448	195,462	192,916
Goodwill	553,456	523,620	516,648
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	27,290	25,077	20,858

Total Other Assets	870,644	757,609	743,872

TOTAL ASSETS	$1,924,332	$1,850,503	$1,834,583

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2011	2011	2010

LIABILITIES

Current Liabilities

Accounts Payable	$51,413	$63,611	$62,185
Accrued Salaries, Wages and Benefits	58,792	107,829	58,349
Accrued Expenses	37,217	47,097	54,775
Advance Tuition Payments	19,701	22,362	21,531
Deferred Tuition Revenue	259,967	75,532	260,001

Total Current Liabilities	427,090	316,431	456,841

Non-Current Liabilities

Deferred Income Taxes, Net	64,570	69,029	43,914
Deferred Rent and Other	71,001	68,772	58,286

Total Non-current Liabilities	135,571	137,801	102,200

TOTAL LIABILITIES	562,661	454,232	559,041

NON-CONTROLLING INTEREST	7,632	6,755	6,035

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
66,569,000, 68,635,000 and 69,452,000 Shares issued
and outstanding at December 31, 2011, June 30, 2011
and December 31, 2010, respectively.	740	738	735
Additional Paid-in Capital	260,755	248,418	233,371
Retained Earnings	1,423,651	1,367,972	1,208,419
Accumulated Other Comprehensive Income	4,458	15,729	13,623
Treasury Stock, at Cost (7,416,000, 5,148,000 and 4,070,000
Shares, Respectively)	(335,565)	(243,341)	(186,641)

TOTAL SHAREHOLDERS' EQUITY	1,354,039	1,389,516	1,269,507

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,924,332	$1,850,503	$1,834,583

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,

	2011	2010	2011	2010

REVENUES:
Tuition	$496,294	$520,180	$982,781	$1,006,519
Other Educational	27,755	31,283	60,306	66,372

Total Revenues	524,049	551,463	1,043,087	1,072,891

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	241,212	229,917	479,460	457,998
Student Services and Administrative Expense	194,042	185,993	394,967	367,525
Asset Impairment Charge	75,039	-	75,039	-

Total Operating Costs and Expenses	510,293	415,910	949,466	825,523

Operating Income	13,756	135,553	93,621	247,368

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	226	381	410	804
Interest Expense	(481)	(239)	(1,003)	(493)
Net Gain on Sale of Assets	3,695	-	3,695	-

Net Interest and Other Income (Expense)	3,440	142	3,102	311

Income Before Income Taxes	17,196	135,695	96,723	247,679

Income Tax Provision	7,916	46,823	30,131	85,446

NET INCOME	9,280	88,872	66,592	162,233

Net (Income) Loss Attributable to Noncontrolling Interest	(415)	(166)	(243)	74

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$8,865	$88,706	$66,349	$162,307

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$0.13	$1.26	$0.97	$2.30
Diluted	$0.13	$1.25	$0.97	$2.28

Cash Dividend Declared per Common Share	$0.15	$0.12	$0.15	$0.12

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Six Months
	Ended December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$66,592	$162,233
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	8,854	8,319
Depreciation	36,959	28,321
Amortization	5,372	3,045
Impairment of Goodwill and Intangible Assets	75,039	-
Provision for Refunds and Uncollectible Accounts	48,595	50,599
Deferred Income Taxes	(1,765)	(1,947)
Loss on Disposals of Land, Buildings and Equipment	488	118
Realized Gain on Sale of Assets	(3,695)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(28,491)	(7,006)
Accounts Receivable	(79,995)	(83,869)
Prepaid Expenses And Other	(5,820)	3,435
Accounts Payable	(13,121)	(28,184)
Accrued Salaries, Wages, Expenses and Benefits	(67,398)	(35,028)
Advance Tuition Payments	(2,379)	523
Deferred Tuition Revenue	180,061	173,374

NET CASH PROVIDED BY OPERATING ACTIVITIES	219,296	273,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(63,027)	(53,663)
Marketable Securities Purchased	(58)	(82)
Marketable Securities Sales	-	13,495
Payment for Purchase of Business, Net of Cash Acquired	(225,903)	-
Cash Received from Sale of Assets	4,475	-

NET CASH USED IN INVESTING ACTIVITIES	(284,513)	(40,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	3,524	973
Proceeds from Stock issued Under Employee Stock Purchase Plan	792	661
Repurchase of Common Stock for Treasury	(92,033)	(75,745)
Cash Dividends Paid	(8,285)	(7,134)
Excess Tax Benefit from Stock-Based Payments	272	103
Payment of Debt Financing Fees	(70)	-

NET CASH USED IN FINANCING ACTIVITIES	(95,800)	(81,142)

Effects of Exchange Rate Differences	(379)	(961)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(161,396)	151,580

Cash and Cash Equivalents at Beginning of Period	447,145	307,702

Cash and Cash Equivalents at End of Period	$285,749	$459,282

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
REVENUES:
Business, Technology and Management	$325,573	$370,743	-12.2%	$663,169	$723,661	-8.4%
Medical and Healthcare	153,520	142,145	8.0%	300,973	278,803	8.0%
International, K-12 and Professional Education	44,956	38,575	16.5%	78,945	70,427	12.1%

Total Consolidated Revenues	524,049	551,463	-5.0%	1,043,087	1,072,891	-2.8%

OPERATING INCOME:
Business, Technology and Management	57,821	99,472	-41.9%	119,183	183,991	-35.2%
Medical and Healthcare	(51,933)	30,964	-267.7%	(28,644)	59,126	-148.4%
International, K-12 and Professional Education	10,151	6,738	50.7%	7,164	5,595	28.0%
Reconciling Items:
Amortization Expense	(2,726)	(1,477)	84.6%	(5,044)	(2,952)	70.9%
Depreciation and Other	443	(144)	NM	962	1,608	-40.2%

Total Consolidated Operating Income	13,756	135,553	-89.9%	93,621	247,368	-62.2%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	226	381	-40.7%	410	804	-49.0%
Interest Expense	(481)	(239)	101.3%	(1,003)	(493)	103.4%
Net Gain on Sale of Assets	3,695	-	NM	3,695	-	NM

Net Interest and Other Income (Expense)	3,440	142	2322.5%	3,102	311	897.4%

Total Consolidated Income before Income Taxes	$17,196	$135,695	-87.3%	$96,723	$247,679	-60.9%

Intangible asset and goodwill impairment charges were recorded for the three and six month periods ended December 31, 2011. These charges are related to DeVry's Carrington Colleges Group, Inc. which is part of the Medical and Healthcare segment. The following table illustrates the effects of these impairment charges on the operating income of the Medical and Healthcare segment. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of these impairment transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)

Medical and Healthcare Operating Income	$(51,933)	$30,964	-267.7%	$(28,644)	$59,126	-148.4%
Asset Impairment Charge	75,039	-	NM	75,039	0	NM
Medical and Healthcare Operating Income
Excluding Charge for Asset Impairments	$23,106	$30,964	-25.4%	$46,395	$59,126	-21.5%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com